                                                                   EXHIBIT 10.10


                           PROPERTY OPTION AGREEMENT

This agreement entered into as of the date set forth below is between Cotton Valley Energy Corporation, a Nevada Corporation (hereinafter referred to as "Purchaser"), with its address at 5232 Forest Lane, Suite 120, Dallas, Texas, 75244 and East Texas Limestone Limited Partnership (hereinafter referred to as "Seller"), represented by its general partner, Hibernia Management Company, located at 2707 Hibernia St., Suite 301, Dallas, Texas 75204

                                   WITNESSETH

         WHEREAS, Seller represents that it owns, or holds executive rights to 5,389 net acres of Oil, Gas, and Mineral leases within the boundaries outlined on EXHIBIT "A" attached, "Cheneyboro Field Oil Productivity Map", designated as the "Contract Area", and

         WHEREAS, Seller has initiated negotiations to acquire an additional 2,947 net acres of Oil, Gas and Mineral leases within the area outlined on Exhibit A as the "Option Area"; and

         WHEREAS, Seller also has reason to believe that it can acquire additional leases within the areas outlined as the "North Substitute Area" and "South Substitute Area";

         NOW THEREFORE, for and in consideration of the delivery of certain securities of Purchaser as set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller hereby grants an exclusive option to Purchaser until May 25, 1995 (the "Option Date") to purchase all or any portion of Seller's interests in oil, gas and mineral leases ("Leases") and related property and equipment in the Contract Area, and an exclusive option until 30 days following the Option Date to purchase all or any portion of Leases Seller may purchase or contract to purchase in the Option Area, all according to the following terms and conditions:

         1. The securities (which shall be delivered to Seller on or before March 15, 1995) shall consist of: (a) 8,131,333 shares of the Common Stock of Purchaser, $0.001 par value (the "Common Stock"); (b) a warrant to purchase 2,032,833 shares of Common Stock at Three Canadian Dollars (C$3.00) per share on or before March 15, 1996 (the "C$3.00 Warrant"); (c) a warrant to purchase 2,032,833 shares of Common Stock at Four Canadian Dollars (C$4.00) per share on or before March 15, 1997 (the "C$4.00 Warrant"); and (d) a warrant to purchase 2,032,833 shares of Common Stock at Five Canadian Dollars (C$5.00) per share on or before March 15, 1998 (the "C$5.00 Warrant"). Seller shall execute a securities acquisition agreement with respect to the securities being acquired in the form of Exhibit B attached hereto. The warrants to be delivered shall be in the form of Exhibit C attached hereto.

         2. Each Lease delivered by Seller shall either: (i) have a minimum of two years remaining primary term; or (ii) be held by production. To the extent any Lease owned by Seller does not meet one of the foregoing criteria, Seller shall, at its own expense, make its best efforts to acquire a top-Lease or renewal Lease which meets the criteria, and shall tender such top-Lease or renewal


Property Option Agreement....Page 1

Lease to Purchaser within 60 days following the Option Date. If, within 60 days following the Option Date, Seller is unable to deliver good and marketable to title to at least 4,000 net acres of Leases within the 25,000 barrel iso-cumulative contour area shown in Exhibit A for the Contract Area and Option Area, Seller shall use its best efforts to acquire and tender to Purchaser the difference in net acres of Leases from the North Substitute Area and the South Substitute Area.

         3. The purchase price for the first 4,000 net acres of Leases delivered by Seller and accepted by Purchaser within the Contract Area shall be one hundred dollars ($100.00) per net acre, and the purchase price for the next 1,389 net acres of Leases within the Contract Area shall be twenty-one and 59/100 dollars ($21.59) per net acre. The purchase price for the Leases delivered by Seller in the Option Area and Substitute Areas shall be one hundred dollars ($ 100.00) per net acre.

         4. All Leases assigned will have an average of 80.0% Net Revenue Interest with the understanding that a 2.0% Overriding Royalty Interest (ORRI) in the Contract Area and North Substitute Area will be assigned to Mr. Al Jasper, Five Star Exploration Company, before subsequently assigning net 78% revenue leases to Purchaser.

         5. In order to exercise its option, Purchaser shall place into an escrow account, on or before the Option Date, two hundred thousand dollars ($200,000.00), from which payments will be made to Seller as Leases meeting the qualifications of Paragraph 2 above are assigned to Purchaser.

         6. In the event Purchaser acquires a minimum of 2,000 net acres of Leases within the Contract Area, Purchaser will agree to recomplete the horizontal Texlan (ARCO) Billy Chandler #1 Well. Seller would have complete access to the location and all test data.

         7. An Area of Mutual Interest ("AMI") is hereby established with respect to the North Cheneyboro Area and South Cheneyboro Area, as shown in Exhibit A. Any interests in any Leases after 60 days beyond the Option Date which are acquired by Seller within the AMI must be offered to the Purchaser at Seller's cost within ten days after acquisition. An overriding royalty interest of two percent (2%) shall be assigned to Mr. Al Jasper with respect to any Leases acquired pursuant to this paragraph which lie within the North Area of Mutual Interest as shown on Exhibit A.

         8. On any re-entry by Purchaser of an existing wellbore for horizontal recompletion within the North Area of Mutual Interest (including the aforementioned Chandler Well), Seller will be carried for a reversionary one-quarter Working Interest in such well, where the amount to be paid out includes all costs of the Purchaser with respect to such well. On any new wellbore drilled by Purchaser in the North Area of Mutual Interest, vertical or horizontal, Seller will be carried for a one-sixteenth reversionary Working Interest.

         9. Any new acreage acquired by Purchaser in the AMI would be for Purchaser's account with said acreage costs to be "loaded" on the first commercial reentry or new well drilled in the AMI subsequent to acreage acquisition.


Property Option Agreement....Page 2

         10. In the event Purchaser elects to acquire at least 4,000 net acres of Leases within the 25,000 barrel iso-cumulative contour as shown in Exhibit A, and Seller is unable, within 60 days following the Option date, to deliver good and merchantable title to at least 4,000 of said net acres, Seller shall return to Purchaser shares of Common Stock, C$3.00 Warrants, C$4.00 Warrants and C$5.00 Warrants proportional to the amount of net acres of Leases under 4,000 within the 25,000 barrel isocumulative contour that Seller is unable to deliver. In the event Purchase does not exercise any portion of its option hereunder, for any reason, Seller, upon written demand, shall return 50% of amounts it previously received of Common Stock, C$3.00 Warrants, C$4.00 Warrants and C$5.00 Warrants.

         11. This agreement shall be governed by the laws of the State of Texas.

         12. Should any additional instruments need to be executed, certified, or delivered by one Party to the other, to any third party and/or filed with or delivered to any public officer in order to carry our the purpose and intent of this Agreement, each Party hereto agrees to promptly execute and deliver any and all such instruments reasonable necessary to carry out the purpose and intent of this Agreement.

         13. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and each of which alone, and all of which together, shall constitute one and the same instrument. It is agreed to that a facsimile transmission signed copy of this Agreement shall be treated and considered an original for all intended purposes.

         14. It is expressly agreed that this Agreement embodies the entire agreement of the parties with regard to the subject matter herein, and that there is no other oral or written agreement or understanding between the parties at the time of execution hereunder. In addition, this Agreement may be amended or modified only by written agreement signed by all of the parties hereto.

         15. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors, transferees, sub-licensees and assigns.

Executed as of this First day of March, 1995.

COTTON VALLEY ENERGY CORPORATION

By  /s/ EUGENE A. SOLTERO   Title:   Managing Director
    -----------------------         ---------------------------

EAST TEXAS LIMESTONE LIMITED PARTNERSHIP
HIBERNIA MANAGEMENT COMPANY, General Partner

By: /s/ WILLIAM H. AVERY    Title:  President
    -----------------------         ---------------------------


Property Option Agreement....Page 3